EXHIBIT 99.3

EXECUTION VERSION

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of April 5, 2013, by and among Scientific Learning Corporation, a Delaware corporation (the “Company”), and those lenders set forth on Schedule 1 to the Subordinated Note and Warrant Purchase Agreement (as defined below) (each individually, a “Lender” and together, the “Lenders”).

WHEREAS:

A. In connection with the Subordinated Note and Warrant Purchase Agreement by and among the parties hereto of even date herewith (the “Purchase Agreement”), the Company has agreed, upon the terms and subject to the conditions contained therein, to issue and sell to the Lenders Warrants (as defined below) in the amount described in the Purchase Agreement, where each of the Warrants is exercisable into shares of the Company’s common stock, $0.001 value per share (the “Common Stock”), each upon the terms and conditions and subject to the limitations and conditions set forth in the Warrants, all subject to the terms and conditions of the Purchase Agreement; and

B. To induce the Lenders to execute and deliver the Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the “Securities Act”), and applicable state securities laws,

NOW, THEREFORE, In consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Lenders hereby agree as follows:

1. DEFINITIONS.

a. As used in this Agreement, the following terms shall have the following meanings:

(i) “Additional Filing Deadline” means, with respect to any Registration Statements that may be required pursuant to Section 2(ii), (a) the first date or time that such Registrable Securities may then be included in a Registration Statement if such Registration Statement is required because the SEC shall have notified the Company in writing that certain Registrable Securities were not eligible for inclusion on a previously filed Registration Statement, or (b) if such additional Registration Statement is required for a reason other than as described in (a) above, the twentieth (20th) day following the date on which the Company first knows that such additional Registration Statement is required; provided, however, if the Additional Filing Deadline would otherwise fall more than forty-five (45) days, but less than ninety-one (91) days, after the end of the Company’s most recent fiscal year and the Company is unable to comply with the Additional Filing Deadline solely as a result of the unavailability of audited financial statements for such fiscal year, the Additional Filing Deadline shall be extended until the first business day following the earlier to occur of (a) the deadline (without regard to any extensions that may be permitted by Rule 12b-25 under the Exchange Act) for filing by the Company of an annual report on Form 10-K containing such financial statements with the SEC and (b) the date on which the Company files an annual report on Form 10-K containing such financial statements with the SEC.

(ii) “Additional Registration Deadline” means, with respect to any additional Registration Statement(s) that may be required to be filed pursuant to Section 2(ii), the thirtieth (30th) day following (a) the first date or time that such Registrable Securities may then be included in a Registration Statement if such Registration Statement is required because the SEC shall have notified the Company in writing that certain Registrable Securities were not eligible for inclusion on a previously filed Registration Statement, or (b) if such additional Registration Statement is required for a reason other than as described in (a) above, the fortieth (40th) day following the date on which the Company first knows that such additional Registration Statement(s) is required; provided, however, if the applicable Additional Filing Deadline is extended due to the proviso contained in Section 1(a)(i) above, then such Additional Registration Deadline shall be extended until the thirtieth (30th) or fortieth (40th) day, as the case may be, following the Additional Filing Deadline, as so extended, and provided, further, that if, following the filing date but before the date that the Additional Registration Statement is declared effective by the SEC, the Company is unable to file a pre-

effective amendment to the Additional Registration Statement that is required in order to cause such Additional Registration Statement to become effective because such amendment would otherwise be filed more than forty-five (45) days, but less than ninety-one (91) days, after the end of the Company’s last fiscal year and the audited financial statements for such year are unavailable, the Additional Registration Deadline shall be the date that is the later of (a) thirty (30) days after the earlier of (1) the deadline (without regard to any extensions that may be permitted by Rule 12b-25 under the Exchange Act) for filing by the Company of an annual report on Form 10-K containing such financial statements with the SEC and (2) the date on which the Company files an annual report on Form 10-K containing such financial statements with the SEC, and (b) sixty (60) days after the Registration Statement is filed.

(iii) “Buyer” means any Lender and any transferee or assignee who agrees to become bound by the provisions of this Agreement in accordance with Section 9 hereof.

(iv) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, and any successor statute.

(v) “Filing Deadline” means, (1) for the Registration Statement required to be filed pursuant to Section 2(i), the date that is forty-five (45) calendar days following the Request Date and, (2) in the case of Section 2(ii), means the Additional Filing Deadline; provided however, if the Filing Deadline (other than the deadline referred to in clause (1) of this definition) would otherwise fall more than forty-five (45) days, but less than ninety-one (91) days, after the end of the Company’s most recent fiscal year and the Company is unable to comply with the Filing Deadline solely as a result of the unavailability of audited financial statements for such fiscal year, the Filing Deadline shall be extended until the first business day following the earlier to occur of (a) the deadline (without regard to any extensions that may be permitted by Rule 12b-25 under the Exchange Act) for filing by the Company of an annual report on Form 10-K containing such financial statements with the SEC and (b) the date on which the Company files an annual report on Form 10-K containing such financial statements with the SEC.

(vi) “Issuance Date” means April 5, 2013.

(vii) “Person” means and includes any natural person, partnership, joint venture, corporation, trust, limited liability company, limited company, joint stock company, unincorporated organization, government entity or any political subdivision or agency thereof, or any other entity.

(viii) “Registration Deadline” shall mean, other than for purposes of the Registration Statements required under Section 2(ii), the earlier of (i) the date that is ninety (90) days after the date that the applicable Registration Statement is actually filed or (ii) the date that is ninety (90) days after the applicable Filing Deadline and, with respect to any Registration Statements required to be filed under Section 2(ii), the Additional Registration Deadline.

(ix) “Register,” “Registered,” and “Registration” refer to a registration effected by preparing and filing a Registration Statement or Statements in compliance with the Securities Act and pursuant to Rule 415 under the Securities Act or any successor rule providing for offering securities on a continuous basis, and the declaration or ordering of effectiveness of such Registration Statement by the United States Securities and Exchange Commission (the “SEC”).

(x) “Registrable Securities,” for a given Registration, means (a) any shares of Common Stock (the “Warrant Shares”) issued or issuable upon exercise of or otherwise pursuant to the Warrants (without giving effect to any limitations on exercise set forth in the Warrants), (b) any shares of capital stock issued or issuable as a dividend on or in exchange for or otherwise with respect to any of the foregoing, (c) any additional shares of Common Stock issuable in connection with any anti-dilution provisions in the Warrants, and (d) any shares of capital stock issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing.  Securities will cease to be Registrable Securities when (A) they have been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them; (B) they have been distributed to the public pursuant to Rule 144 under the Securities Act; or (C) they have been otherwise transferred and new certificates for them not bearing a restrictive legend have been issued by the Company.

(xi) “Registration Statement(s)” means a registration statement(s) of the Company under the Securities Act required to be filed hereunder.

(xii) “Warrant(s)” means the warrants issued by the Company pursuant to the Purchase Agreement.

2. REGISTRATION.  (i) Following the date on which the Company receives notice from Buyers holding a majority of Registrable Securities then outstanding (the “Request Date”), the Company shall use its commercially reasonable efforts to prepare, and, on or prior to the applicable Filing Deadline (as defined above) file with the SEC a Registration Statement (the “Demand Registration Statement”) on Form S-3 (or, if Form S-3 is not then available, on such form of Registration Statement as is then available to effect a registration of the Registrable Securities) covering the resale of the Registrable Securities.  The number of shares of Common Stock initially included in such Registration Statement shall be no less than the aggregate number of Warrant Shares that are then issuable upon exercise of or otherwise pursuant to the Warrants issued on the Issuance Date, without regard to any limitation on the Buyers’ ability to exercise the Warrants, respectively.  Each Registration Statement (and each amendment or supplement thereto) shall be provided to and subject to the approval, with respect to information regarding the Buyers and their plan of distribution, which shall not be unreasonably withheld or delayed, of counsel to the Buyers prior to its filing or other submission.

(ii) If for any reason the SEC does not permit all of the Registrable Securities to be included in the Registration Statement filed pursuant to Section 2(i) above, or for any other reason any Registrable Securities are not then included in a Registration Statement filed under this Agreement (the “Excluded Registrable Securities”), then the Company shall use its commercially reasonable efforts to prepare, and, promptly but in no event later than the Additional Filing Deadline, file with the SEC an additional Registration Statement covering the resale of all Excluded Registrable Securities.

3.  OBLIGATIONS OF THE COMPANY. In connection with the registration of the Registrable Securities, the Company shall have the following obligations:

a. The Company shall prepare promptly, and file with the SEC, after the Request Date (but no later than the Filing Deadline), a Registration Statement with respect to the number of Registrable Securities provided in Section 2, and thereafter use its commercially reasonable efforts to cause each such Registration Statement relating to Registrable Securities to become effective no later than the Registration Deadline, and shall keep the Registration Statement current and effective pursuant to Rule 415 of the Securities Act at all times until such date as is the earlier of (i) the date on which all of the Registrable Securities for such Registration Statement have been sold and (ii) the date on which all of the Registrable Securities for such Registration Statement (in the reasonable opinion of counsel to the Buyers delivered in writing to the Company) may be immediately sold to the public without registration or restriction (including without limitation as to volume by each holder thereof) under the Securities Act (the “Registration Period”).

b. The Company shall use its commercially reasonable efforts to prepare and file with the SEC such amendments (including post-effective amendments) and supplements to each Registration Statement and the prospectus used in connection with each Registration Statement as may be necessary to keep each Registration Statement current and effective at all times during the Registration Period, and, during such period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by each Registration Statement until the earlier of (i) such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in each Registration Statement and (ii) the termination of the Registration Period.

c. The Company shall furnish to each Buyer and its legal counsel (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company, one copy of each Registration Statement and any amendment thereto, each preliminary prospectus and prospectus and each amendment or supplement thereto, and, in the case of a Registration Statement referred to in Section 2, each letter written by or on behalf of the Company to the SEC or the staff of the SEC, and each item of correspondence from the SEC or the staff of the SEC, in each case relating to such Registration Statement (other than any portion of any thereof which contains information for which the Company has sought confidential treatment), and (ii) such number of copies of a prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as a Buyer may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Buyer, although the Company may determine in its reasonable judgment to provide any such copies in electronic form only. The Company will immediately notify the Buyers by facsimile of the effectiveness of each Registration Statement or any post-effective amendment. The Company will respond to any and all comments received from the SEC as soon as reasonably practicable, with a view towards causing each Registration Statement or any amendment thereto to be declared effective by the SEC as soon as practicable and shall file an acceleration request as soon as practicable, but no later than ten (10) business days, following the resolution or clearance of all SEC comments or, if applicable, following notification by the SEC that any such Registration Statement or any amendment thereto will not be subject to review, provided, however, that if during such period, the Company is unable to file such acceleration request because such acceleration request would otherwise be filed more than forty-five (45), but less than ninety-one (91) days, after the end of the Company’s most recent fiscal year and the audited financial statements for such fiscal year are unavailable at such time, such obligation to file an acceleration request shall be extended until the first business day following the earlier of (a) the deadline (without regard to any extensions that may be permitted by Rule 12b-25 under the Exchange Act) for filing by the Company of an annual report on Form 10-K containing such financial statements with the SEC and (b) the date on which the Company files an annual report on Form 10-K containing such financial statements with the SEC.

d. The Company shall use its commercially reasonable efforts to (i) register and qualify, in any jurisdiction where registration and/or qualification is required, the Registrable Securities covered by the Registration Statements under such other securities or “blue sky” laws of such jurisdictions in the United States as the Buyers shall reasonably request, (ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction.

e.  Promptly after becoming aware of such event, the Company shall notify each Buyer of the happening of any event, of which the Company has knowledge, as a result of which the prospectus included in any Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and use its commercially reasonable efforts promptly to prepare a supplement or amendment to any Registration Statement to correct such untrue statement or omission, and deliver such number of copies of such supplement or amendment to each Buyer as such Buyer may reasonably request.

f. The Company shall use its commercially reasonable efforts to prevent the issuance of any stop order or other suspension of effectiveness of any Registration Statement, and, if such an order is issued, to obtain the prompt withdrawal of such order and to notify each Buyer who holds Registrable Securities being sold (or, in the event of an underwritten offering, the managing underwriters) of the issuance of such order and the resolution thereof.

g. The Company shall permit a single firm of counsel designated by the Buyers to review such Registration Statement and all amendments and supplements thereto (as well as all requests for acceleration or effectiveness thereof), at Buyers’ own cost, a reasonable period of time prior to their filing with the SEC (not less than three (3) business days but not more than eight (8) business days) and not file any documents in a form to which such counsel reasonably objects and will not request acceleration of such Registration Statement without prior notice to such counsel.

h. The Company shall use its commercially reasonable efforts to cause all the Registrable Securities covered by each Registration Statement to be listed on each securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange, and, if listed on a national exchange, to arrange for at least two market makers to register with Financial Industry Regulatory Authority, Inc. (“FINRA”) as such with respect to such Registrable Securities.

i. The Company shall provide a transfer agent and registrar, which may be a single entity, for the Registrable Securities not later than the effective date of the Registration Statement.

j. The Company shall cooperate with each Buyer who holds Registrable Securities being offered and the managing underwriter or underwriters as reasonably requested by them with respect to an applicable Registration Statement, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Securities to be offered pursuant to such Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the managing underwriter or underwriters, if any, or the Buyer may reasonably request and registered in such names as the managing underwriter or underwriters, if any, or the Buyer may request.

k. At the reasonable request of a Buyer, the Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and any prospectus used in connection with the Registration Statement as may be necessary in order to change the plan of distribution set forth in such Registration Statement.

l. The Company during the Registration Period shall comply with all applicable laws related to a Registration Statement and offering and sale of securities and all applicable rules and regulations of governmental authorities in connection therewith (including, without limitation, the Securities Act and the Exchange Act and the rules and regulations promulgated by the SEC).

m.  If required by the Financial Industry Regulatory Authority, Inc. Corporate Financing Department, the Company shall promptly effect a filing with FINRA pursuant to FINRA Rule 5110 with respect to the public offering contemplated by resales of securities under the Registration Statement (an “Issuer Filing”), and pay the filing fee required by such Issuer Filing. The Company shall use commercially reasonable efforts to pursue the Issuer Filing until FINRA issues a letter confirming that it does not object to the terms of the offering contemplated by the Registration Statement.

n.  Notwithstanding anything to the contrary herein, at any time after the effective date of the Registration Statement, the Company may delay the disclosure of material, non-public information concerning the Company or any of its Subsidiaries the disclosure of which at the time is not, in the good faith opinion of the board of directors of the Company, in the best interest of the Company and, in the opinion of counsel to the Company, otherwise required (a “Grace Period”), provided that the Company shall promptly notify the Investors in writing of the (i) existence of material, nonpublic information giving rise to a Grace Period (provided that in each such notice the Company shall not disclose the content of such material, non-public information to any of the Investors) and the date on which such Grace Period will begin and (ii) date on which such Grace Period ends, provided further that no Grace Period shall exceed thirty (30) consecutive days and during any three hundred sixty five (365) day period all such Grace Periods shall not exceed an aggregate of ninety (90) days. For purposes of determining the length of a Grace Period above, such Grace Period shall begin on and include the date the Investors receive the notice referred to in clause (i) above and shall end on and include the later of the date the Investors receive the notice referred to in clause (ii) above and the date referred to in such notice.

4. OBLIGATIONS OF THE BUYER. In connection with the registration of the Registrable Securities, each Buyer shall have the following obligations:

a. It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a Buyer that such Buyer shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. At least five (5) business days prior to the first anticipated filing date of a Registration Statement, the Company shall notify each Buyer of the information the Company requires from such Buyer.  Any such information shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein not misleading.

b. Each Buyer, by such Buyer’s acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of a Registration Statement hereunder, unless such Buyer has notified the Company in writing of the Buyer’s election to exclude all of the

Buyer’s Registrable Securities from such Registration Statement.

c. Each Buyer agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(e) or 3(f), the Buyer will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until the Buyer’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(e) or 3(f) and, if so directed by the Company, the Buyer shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in the Buyer’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

5. EXPENSES OF REGISTRATION. All reasonable expenses, other than underwriting discounts and commissions, incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3, including, without limitation, all registration, listing and qualification fees, printers and accounting fees, and the fees and disbursements of counsel for the Company (but not including fees and disbursements for counsel for any Buyer) shall be borne by the Company.

6. INDEMNIFICATION. In the event any Registrable Securities are included in a Registration Statement under this Agreement:

a. The Company will indemnify, hold harmless and defend (i) each Buyer, (ii) the directors, officers, partners, managers, members, employees, agents and each Person who controls any Buyer within the meaning of the Securities Act or the Exchange Act, if any, (iii) any underwriter (as defined in the Securities Act) for each Buyer in connection with an underwritten offering pursuant to Section 2 hereof, and (iv) the directors, officers, partners, employees and each Person who controls any such underwriter within the meaning of the Securities Act or the Exchange Act, if any (each, an “Indemnified Person”), against any joint or several losses, claims, damages, liabilities or expenses (collectively, together with actions, proceedings or inquiries by any regulatory or self-regulatory organization, whether commenced or threatened, in respect thereof, “Claims”) to which any of them may become subject insofar as such Claims arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or the omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading (the matters in the foregoing clauses (i) and (ii) being, collectively, “Violations”). The Company shall reimburse the Indemnified Person, promptly as such expenses are incurred and are due and payable, for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim.  Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a) shall not apply (A)(i) to a Claim arising out of or based upon a Violation to the extent that such Violation occurs in reliance upon and in conformity with information furnished in writing to the Company by any Indemnified Person for use in connection with the preparation of such Registration Statement or any such amendment thereof or supplement thereto, or (ii) to the extent due to the failure of any Buyer to timely deliver any prospectus, including any corrected prospectus, timely made available by the Company pursuant to Section 3(d) hereto; or (B) to any amounts paid in settlement of any Claim effected without the prior written consent of the Company, which consent shall not be unreasonably withheld.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Buyer pursuant to Section 9.

b. Promptly after receipt by an Indemnified Person under this Section 6 of notice of the commencement of any action (including any governmental action), such Indemnified Person shall, if a Claim in respect thereof is to be made against the Company under this Section 6, deliver to the Company a written notice of the commencement thereof, and the Company shall have the right to participate in, and, to the extent the Company so desires, to assume control of the defense thereof with counsel mutually satisfactory to the Company and the Indemnified Person, as the case may be; provided, however, that an Indemnified Person shall have the right to retain its own counsel with the reasonable fees and expenses to be paid by the Company, if, in the reasonable opinion of counsel for the Buyer, the representation by such counsel of the Indemnified Person and the Company would be inappropriate due to actual or potential differing interests between such Indemnified Person and any other party represented by such counsel in such proceeding. The Company shall pay for only one separate legal counsel for the Indemnified Persons, and such legal counsel shall be selected by Buyers. The failure to deliver written notice to the Company within a reasonable time of the commencement of any such action shall not relieve the Company of any liability to the Indemnified Person under this Section 6, except to the extent that the Company is actually prejudiced in its ability to defend such action.

c.  Each Buyer will indemnify, hold harmless and defend (i) the Company, and (ii) the directors, officers, partners, managers, members, employees, or agents of the Company, if any (each, a “Company Indemnified Person”), against any Claims to which any of them may become subject insofar as such Claims arise out of or are based upon any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities, which occurs due to the inclusion by the Company in a Registration Statement of false or misleading information about a Buyer, where such information was furnished in writing to the Company by such Buyer for the purpose of inclusion in such Registration Statement.  Notwithstanding anything herein to the contrary, the indemnity agreement contained in this Section 6(c) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Buyers, which consent shall not be unreasonably withheld or delayed; and provided, further, however, that a Buyer shall be liable under this Section 6(c) for only that amount of a Claim as does not exceed the net amount of proceeds received by such Buyer as a result of the sale of Registrable Securities pursuant to such Registration Statement.

d.  Promptly after receipt by a Company Indemnified Person under this Section 6 of notice of the commencement of any action (including any governmental action), such Company Indemnified Person shall, if a Claim in respect thereof is to be made against a Buyer under this Section 6, deliver to such Buyer a written notice of the commencement thereof, and such Buyer shall have the right to participate in, and, to the extent such Buyer so desires, to assume control of the defense thereof with counsel mutually satisfactory to such Buyer and the Company Indemnified Person, as the case may be; provided, however, that a Company Indemnified Person shall have the right to retain its own counsel with the reasonable fees and expenses to be paid by the Buyer, if, in the reasonable opinion of counsel for the Company, the representation by such counsel of the Company Indemnified Person and the Buyer would be inappropriate due to actual or potential differing interests between the Company Indemnified Person and any other party represented by such counsel in such proceeding.  A Buyer shall pay for only one separate legal counsel for the Company Indemnified Persons, and such legal counsel shall be selected in the reasonable judgment of the Company.

e.  The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

7.  CONTRIBUTION.  To the extent any indemnification by the Company or any Buyer is prohibited or limited by law, each of the Company and each Buyer agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law, based upon a comparative fault standard.

8.  REPORTS UNDER THE 1934 ACT.  With a view to making available to the Buyers the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the SEC that may at any time permit the Buyers to sell securities of the Company to the public without registration the Company agrees to:

a.  make and keep public information available, as those terms are understood and defined in Rule 144; and

b.  file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act so long as the Company remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144.

9.  ASSIGNMENT OF REGISTRATION RIGHTS.  The rights under this Agreement shall be automatically assignable by each Buyer to any transferee of all or any portion of the Registrable Securities if:  (i) the Buyer agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the

Company within a reasonable time after such assignment, (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned, and (iii) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence, the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein.  In the event that the Company receives notice from a Buyer in writing that it has transferred all or any portion of its Registrable Securities pursuant to this Section, the Company shall have at least fifteen (15) days to file any amendments or supplements necessary to include the requisite selling securityholder information with respect to such transferee in the Registration Statement.

10.  AMENDMENT OF REGISTRATION RIGHTS.  Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only in the manner provided in Section 6.6 of the Purchase Agreement.

11.  MISCELLANEOUS.

a.  Any notices required or permitted to be given under the terms hereof shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile and shall be effective five days after being placed in the mail, if mailed by regular United States mail, or upon receipt, if delivered personally or by courier (including a recognized overnight delivery service) or by facsimile, in each case addressed to a party.  The addresses for such communications shall be:

If to the Company:

Scientific Learning Corporation

300 Frank H. Ogawa Plaza, Suite 600

Oakland, CA 94612

Attn: General Counsel
Email: legal@scilearn.com

With copy to:

Wilson Sonsini Goodrich & Rosati, Professional Corporation

650 Page Mill Road

Palo Alto, CA 94304

Fax: 650-493-6811

Email:  sbernard@wsgr.com

Attn:  Steven Bernard

If to a Buyer, to each at the address set forth on Schedule 1 to the Purchase Agreement with a copy to:

Fulbright & Jaworski L.L.P.

666 Fifth Avenue

New York, NY 10103

Fax: 212-318-3400

Attn: Michael Flynn

Each of Company or any Buyer shall provide notice to the other party of any change in address.

c.  Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

d.  Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives (to the extent permitted by applicable law), and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding.  Each party hereby irrevocably waives (to the extent permitted by applicable law) personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.  The parties hereby waive (to the extent permitted by applicable law) all rights to a trial by jury.  If either party shall commence an action or proceeding to enforce any provision of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

e.  This Agreement, the Warrants and the Purchase Agreement (including all schedules and exhibits thereto) constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof.  There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein.  This Agreement, the Warrants and the Purchase Agreement supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

f.  Subject to the requirements of Section 9 hereof, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

g.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

h.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement.  This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

i.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

j.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

k.  In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law.  Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

l.  There shall be no oral modifications or amendments to this Agreement.  This Agreement may be modified or amended only in writing.

o.  This Agreement shall terminate and be of no further force or effect upon the date that is eight (8) years from the date hereof.

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[Signature page follows]

IN WITNESS WHEREOF, the undersigned Buyers and the Company have caused this Registration Rights Agreement to be duly executed as of the date first written above.

COMPANY:

SCIENTIFIC LEARNING CORPORATION

By:	/s/ Jane A. Freeman
Name:	Jane A. Freeman
Title:	CFO

[Signature Page to Registration Rights Agreement]

BUYERS:

BLACKWELL PARTNERS LLC

By: Nantahala Capital Management, LLC
Its Investment Manager

By:	/s/ Wilmot Harkey
Name: Wilmot Harkey
Title: Manager

NANTAHALA CAPITAL PARTNERS II,
LIMITED PARTNERSHIP

By: Nantahala Capital Management, LLC
Its General Partner

By:	/s/ Wilmot Harkey
Name: Wilmot Harkey
Title: Manager

NANTAHALA CAPITAL PARTNERS,
LIMITED PARTNERSHIP

By: Nantahala Capital Management, LLC
Its General Partner

By:	/s/ Wilmot Harkey
Name: Wilmot Harkey
Title: Manager

[Signature Page to Registration Rights Agreement]

TRIGRAN INVESTMENTS, LP

By: Trigran Investments, Inc.
Its General Partner

By:	/s/ Lawrence A. Oberman
Name: Lawrence Oberman
Title: Executive Vice President

TRIGRAN INVESTMENTS, LP II

By: Trigran Investments, Inc.
Its General Partner

By:	/s/ Lawrence A. Oberman
Name: Lawrence Oberman
Title: Executive Vice President

[Signature Page to Registration Rights Agreement]

RJ PARTNERS LLC

By:	/s/ Robert J. Schmiedeler
Name: Robert J. Schmiedeler
Title: Manager

[Signature Page to Registration Rights Agreement]

PAULA A. TALLAL, REVOCABLE TRUST

By:	/s/ Paula A. Tallal
Name: Paula A. Tallal
Title: Trustee

[Signature Page to Registration Rights Agreement]

JANE A. FREEMAN LIVING TRUST (5/30/12)

/s/ Jane A. Freeman
Name: Jane A. Freeman
Title: Trustee

[Signature Page to Registration Rights Agreement]

THE RODMAN W. MOORHEAD III REVOCABLE TRUST

By:	/s/ Rodman W. Moorhead, III
Name: Rodman W. Moorhead, III
Title: Trustee

[Signature Page to Registration Rights Agreement]

ROBERT BOWEN

/s/ Robert Bowen

[Signature Page to Registration Rights Agreement]

NOEL MOORE

/s/ Noel S. Moore

[Signature Page to Registration Rights Agreement]